UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

November 15, 2002

Date of Report (Date of earliest event reported)

333-5278-NY

Commission File Number

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AGATE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware, U.S.A.                                                                                               94-3334052

(State or other jurisdiction of                                                                              (I.R.S. Employer

 incorporation or organization)                                                                           Identification No.)

11300 West Olympic Boulevard, Suite 800, Los Angeles, California 90064

(Address of principal executive offices)

(310) 312-6888

(Issuer's telephone number, including area code)

895 Dove Street, 3rd Floor, Newport Beach, California 92660    (562) 483-1095

(Former name, former address and former fiscal year,

if changed since last report)

Item 1.   Changes in Control of Registrant

        (a)    Effective November 15, 2002, the Registrant ("Agate") and PowerHouse Studios, Inc. ("PowerHouse"), a corporation organized under the laws of the state of Delaware, executed a Corporate Combination Agreement (the "Agreement") whereby the Registrant agreed to acquire all of the issued and outstanding capital interests and/or shareholdings of PowerHouse.  The effective date of the plan was November 15, 2002, and the combination of these entities will be treated as a purchase for accounting purposes, with PowerHouse becoming a wholly-owned subsidiary of the Registrant on closing.

    The source of the consideration used by PowerHouse stockholders to acquire their interest in the Registrant is the exchange of 100% of the outstanding securities of PowerHouse.

    The principal terms of the Agreement were:

            1.    The acquisition of 100% of the outstanding securities of PowerHouse in exchange for 8,000,000 shares of the Registrant's common stock ("restricted securities"), as outlined in Exhibit A of the Agreement. At the closing, there will be 8,990,164 post-agreement outstanding shares of common stock of the Registrant.

              2.    A reverse split of the pre-Agreement outstanding shares of Agate common stock on a basis 1 to 122 to be effected prior to closing.  The reverse split would reduce the pre-Agreement outstanding common Stock of Agate from 108,600,000 to no more than 1,000,000, depending upon the shares that are required to be issued for rounding up to the nearest whole share resulting from fractions and a final share settlement.

             3.    The Registrant's Board of Directors will appoint at least three individuals designated by PowerHouse to assume open director seats to be filled upon the closing or earlier election of appointed directors.

              4.    Prior to the completion of the Agreement, there will be 990,164 post-reverse, outstanding shares of the Registrant's common stock.  Following completion of the Agreement, there will be 8,990,164 outstanding shares of common stock.

              5.    Registrant will compromise its existing creditors and/or claimants or liabilities such that no more than $70,000 in liabilities are outstanding.

               6.    Registrant has agreed to assign its business conducted with respect to the "Q" drive and flash card portable USB accessible storage media and positions in certain licensing agreements to a new entity and fund that entity with up to $150,000 in exchange for exclusive, world-wide marketing rights to any products developed or enhanced by the entity.  Registrant will obtain a 5% equity interest upon funding.

               7.    PowerHouse will assume Registrant's pre-Agreement debt up to $70,000.

    A copy of the Agreement including all material exhibits and related instruments accompanies this Report, which, by this reference, is incorporated herein; the foregoing summary is modified in its entirety by such reference.

        (b)(i)    To the knowledge of management and based upon a review of the stock ledger maintained by the Registrant's transfer agent and registrar, the following table sets forth the beneficial ownership of persons who owned more than five percent of the Registrant's common stock prior to the closing of the Agreement, and the share holdings of the then members of management:

NAME	POSITIONS HELD	SHARES OWNED	PERCENTAGE
Francis Khoo	CEO/Director	12,756,432	11.7%
Shirley Ooi	CFO/Director	11,867,083	10.9%
Pacific Rim Trading		6,620,000	6.1%
Pitisan Sdn Berhad		2,737,000	2.5%
Just Gems, Ltd.		1,125,000	1.0%

        (b)(ii)    To the knowledge of management and based upon a review of the stock ledger maintained by the Registrant's transfer agent and registrar, the following table sets forth the beneficial ownership of persons who owned more than five percent of the Registrant's common stock following the closing of the Agreement, and the share holdings of the new members of management:

NAME	POSITIONS HELD	SHARES OWNED	PERCENTAGE
Jay Elliot	CEO	250,000	2.8%
Greg Duffell	CFO/Secretary	400,000	4.5%
Mayfair Capital Group Ltd		5,400,000	60.1%
HealthCare Direct		1,800,000	20.0%
First Person Software, Inc.		100,000	1.1%
Andrew Chan		50,000	0.6%

Item 2.     Acquisition or Disposition of Assets

        (a) See Item 1.

    The consideration exchanged under the Agreement was negotiated at "arms length," and the directors and executive officers of the Registrant used criteria used in similar uncompleted proposals involving the Registrant in comparison to those of PowerHouse; PowerHouse's present and past business operations; the future potential of PowerHouse; its management; and the potential benefit to the stockholders of the Registrant. The directors determined that the consideration for the exchange was reasonable, under these circumstances.

    No director, executive officer or five percent or more stockholder of the Registrant had any direct or indirect interest in PowerHouse or were PowerHouse stockholders prior to the completion of the Agreement.

        (b) The Registrant is a successor to and intends to continue the business operations conducted and intended to be conducted by PowerHouse, consisting of the leasing of equipment and facilities which serve as a combination of digital production, post production and distribution facility that can create 3-D feature films, visual effects and other digital content.

MANAGEMENT

Directors and Executive Officers

The members of the Board of Directors of PowerHouse serve until the next annual meeting of the stockholders or until their successors have been elected. The officers serve at the pleasure of the Board of Directors. The following are the directors and executive officers of PowerHouse:

NAME	POSITION	HELD POSITION SINCE
Stewart Bell	Director	May 16, 2002
Gregory A. Duffell	CFO/Secretary	May 16, 2002
Jay Elliot	CEO	May 16. 2002

Item 3. Bankruptcy or Receivership

    None/Not Applicable

Item 4. Changes in Registrant's Certifying Accoutnant

    None/Not Applicable

Item 5. Other Events and Regulation FD Disclosure

    None/Not Applicable

Item 6. Resignations of Registrant's Directors

    Pursuant to the Registrant's Bylaws, the pre-Agreement directors and executive officers of the Registrant resigned and designated the directors and executive officers designated by PowerHouse and PowerHouse stockholders to serve in their place and stead, until the next respective annual meetings of the stockholders and the Board of Directors and until their respective successors are elected and qualified or until their prior resignations or terminations.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

    (a) Financial Statements of Businesses Acquired.

        These financial statements will be provided within 75 days from the effective date of the Agreement or on or before January 30, 2003.

    (b) Pro Forma Financial Information.

    These pro forma financial statements will be provided within 75 days from the effective date of the Agreement or on of before January 30, 2003.

    (c) Exhibits.

    10.21 Corporate Combination Agreement

Item 8. Change in Fiscal Year

    None/Not Applicable

Item 9. Regulation FD Disclosure

    None/Not Applicable

    Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                         AGATE TECHNOLOGIES, INC.

Dated: November 25, 2002                                                             /s/ Francis Khoo

                                                                                                               Francis Khoo,

                                                                                                               Chief Executive Officer

Exhibit 10.21

CORPORATE COMBINATION AGREEMENT

    This Corporate Combination Agreement (the "Agreement") effective November 15, 2002, is by and between Agate Technologies, Inc. , a Delaware corporation ("Agate"), having its principal offices at 11300 W. Olympic Boulevard, Suite 800, Los Angeles, California 90064; and PowerHouse Studios, Inc., a Delaware corporation ("PowerHouse"), having its principal offices at 9916 South Santa Monica Blvd., Beverly Hills, California 90212.

RECITALS:

A.    Agate desires to acquire all of the issued and outstanding capital interests and/or shareholdings of PowerHouse and all of the shareholders of  PowerHouse desire to exchange all of their shares of PowerHouse for shares of Agate authorized but unissued restricted common stock as hereinafter provided.

B.    It is the intention of the parties hereto that: (i) Agate shall acquire all of the issued and outstanding shares of PowerHouse in exchange solely for the number of shares of Agate's authorized but unissued shares of restricted common stock, par value $.0001 ("Common Stock"), set forth below (the "Exchange"); and (ii) ) the Exchange will qualify as a tax-free reorganization pursuant to sections 354 and Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the Exchange shall qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended, and under the applicable securities laws of each state or jurisdiction where all of the share holders of PowerHouse (the "Shareholders") reside, with PowerHouse becoming a wholly-owned subsidiary of Agate. The combined entity would then change its name to "PowerHouse Studios, Inc., a Delaware Corporation".

C.    The board of directors and majority shareholders of Agate deems it to be in the best interest of Agate and its shareholders to acquire all of the issued and outstanding interests of PowerHouse.

D.    The directors and Majority Shareholders of PowerHouse deem it to be in the best interest of the PowerHouse shareholders to exchange all of the capital interests of PowerHouse for shares of Agate, as hereinafter provided.

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the parties hereto agree as follows:

SECTION 1. EXCHANGE OF SHARES

    1.1    Exchange of Shares. Agate and the Shareholders hereby agree that the share holders shall, on the Closing Date (November 15, 2002), exchange all of the issued and outstanding shares of  PowerHouse for 8,000,000 shares of post-reverse Agate (the "Agate Shares"), with an additional 4,000,000 shares potentially issuable upon exercise of certain subscription rights currently in existence or being offered on an ongoing basis. If all rights are sold, exercised or otherwise converted into common stock, then a total, post-reverse, post-closing, post-private-placement number of shares will be 13,000,000, plus any shares issued in compromise of legal fees, estimated to be approximately 20,000 shares. In addition, 100,000 shares will be reserved for issuance if the $2.50 warrants are exercised. The Agate Shares will be restricted against resale pursuant to the provisions of Federal and state securities laws. The PowerHouse shares to be tendered, 800 common, will represent all of the issued and outstanding capital interests of PowerHouse. The PowerHouse shares owned by each share holder and the number of Agate

Shares which each will receive in the Exchange are set forth in Exhibit A hereto, which will constitute approximately 89% of the then-outstanding ownership of the combined entity. This agreement will go forward so long as at least 80% of the PowerHouse shares are tendered for exchange. Any remaining shareholders who choose not to exchange their shares will remain as minority shareholders in the subsidiary.

    1.2    Delivery of Shares.  On the Closing Date, the Shareholders wishing to exchange PowerHouse Shares for AgateShares (the "Exchanging Share holders") will deliver to Agate the certificates representing the PowerHouse Shares, duly endorsed (or with executed stock powers) so as to make Agate the sole owner thereof. Upon delivery of the PowerHouse Shares,  Agate will deliver certificates representing the Agate Shares to the exchanging Shareholders, making the exchanging shareholders the majority shareholders of Agate.

    1.3    Restricted Securities.  The Agate Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be resold unless the resale thereof is registered under the Securities Act or an exemption from such registration is available. Each certificate representing the Agate Shares will have a legend thereon in substantially the following form:

The Shares represented by the certificate have not been registered under the Securities Act of 1933, as amended (the "Act"). The shares have been acquired for investment and may not be sold or transferred in the absence of an effective Registration Statement for the resale of the shares under the Act unless in the opinion of counsel satisfactory to the Company, registration is not required under the Act.

SECTION 2.    REPRESENTATIONS AND WARRANTIES OF POWERHOUSE AND THE MAJORITY SHAREHOLDER(S)

    The Shareholders of PowerHouse, constituting 100% hereby represent and warrant as follows:

    2.1    Organization and Good Standing.  PowerHouse is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of Delaware.  PowerHouse has the corporate power and authority to carry on its business as presently conducted. PowerHouse is qualified to do business in all jurisdictions where the failure to be so qualified would have a material adverse effect on its business.

    2.2    Corporate Authority.  PowerHouse has the power to operate as a corporation and to perform any corporate obligations hereunder. The execution and delivery of this Agreement by each of the exchanging shareholders, and the consummation of the transaction contemplated hereby, are not in violation of any corporate restrictions governing shareholder transactions. The execution and performance of this Agreement, ultimately effecting a change in control of the company, will not constitute a material breach of any agreement, indenture, mortgage, license or other instrument or document to which PowerHouse is a party and will not violate any judgment, decree, order, writ, rule, statute, or regulation applicable to PowerHouse or its properties. The execution and performance of this Agreement will not violate or conflict with any provision of the Articles of Incorporation or the Bylaws of PowerHouse.

    2.3    Ownership of Shares.  The Share holders described on Exhibit A are the owners of record and beneficially of all of the issued and outstanding shares of PowerHouse. Except as set forth on Schedule 2.3, each Majority Shareholder represents and warrants that he, she or it owns such shares free and clear of all rights, claims, liens and encumbrances, and the shares have not been sold, pledged, assigned or otherwise transferred except pursuant to this Agreement.

    2.4    Receipt of Corporate Information; Independent Investigation; Access. All requested publicly-available documents, records and books pertaining to Agate and the Agate Shares will be delivered to each Majority Shareholder or that shareholder's advisors, and any of the other shareholders as requested. All of the Shareholders' questions and requests for information will be answered to the Shareholders' satisfaction. Each Majority Shareholder acknowledges that they, in making the decision to exchange the PowerHouse Shares for Agate Shares, will rely upon independent investigations made by them or their representatives, if any, and they will have, prior to the Closing Date, been given access to and the opportunity to examine all material contracts and documents relating to this offering and an opportunity to ask questions of, and to receive information from, Agate or any person acting on its behalf concerning the terms and conditions of this Agreement. Each PowerHouse shareholder and its advisors, if any, will have been furnished with access to all publicly available materials relating to the business, finances and operation of Agate and materials relating to the offer and sale of the Agate Shares which have been requested. Each shareholder and its advisors, if any, will have received complete and satisfactory answers to any such inquiries.

    2.5    Risks.   Each shareholder executing this agreement acknowledges and understands that the exchange for the Agate Shares involves a high degree of risk and is suitable only for persons of adequate financial means who have no need for liquidity in this investment in that (i) the Shareholder may not be able to liquidate the investment in the event of an emergency; (ii) transferability is extremely limited; and (iii) in the event of a disposition, the Shareholder could sustain a complete loss of its entire investment. The Shareholder is sufficiently experienced in financial and business matters to be capable of evaluating the merits and risks of an investment in Agate; has evaluated such merits and risks, including risks particular to the Shareholder's situation; and the Shareholder has determined that this investment is suitable for the Shareholder. The Shareholder has adequate financial resources and can bear a complete loss of the Shareholder's investment.

    2.6    Investment Intent.  Each Majority Shareholder hereby represents that the Agate Shares are being acquired for the Shareholder's own account with no intention of distributing such securities to others. The Shareholder has no contract, undertaking, agreement or arrangement with any person to sell, transfer or otherwise distribute to any person or to have any person sell, transfer or otherwise distribute the Shares for the Shareholder. The Shareholder is presently not engaged, nor does the Shareholder plan to engage within the presently foreseeable future, in any discussion with any person regarding such a sale, transfer or other distribution of the Shares or any interest therein.

    2.7    Compliance with Federal and State Securities Laws. The Shareholder understands that the Agate Shares have not been registered under the Securities Act. The Shareholder understands that the Agate Shares must be held indefinitely unless the sale or other transfer thereof is subsequently registered under the Securities Act or an exemption from such registration is available. Moreover, the Shareholder understands that its right to transfer the Agate Shares will be subject to certain restrictions, which include restrictions against transfer under the Securities Act and applicable state securities laws. In addition to such restrictions, the Shareholder realizes that it may not be able to sell or dispose of the Agate Shares as there may be no public or other market for them. The Shareholder understands that certificates evidencing the Shares shall bear a legend substantially as follows:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE LAW. THEY MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR PLEDGED UNLESS REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE LAW OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS

    2.8    Approvals.  No approval, authorization, consent, order or other action of, or filing with, any person, firm or corporation or any court, administrative agency or other governmental authority is required in connection with the execution and delivery of this Agreement by PowerHouse and the Majority Shareholders for the consummation of the transactions described herein, other than as set forth on Schedule 2.8.

    2.9    No General Solicitation. No Shareholder is purchasing (or exchanging for) the Agate Shares because of or following any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation or a subscription by a person other than a representative of Agate.

    2.10    Financial Statements, Books and Records. Attached as Exhibit 2.10 are the audited financial statements (balance sheet, income statement, notes) of PowerHouse as of September 30, 2002 (the "Financial Statements"). The books of account and other financial records of PowerHouse are in all respects complete and correct in all material respects and are maintained in accordance with good business and accounting practices. The Directors and Majority Shareholders acknowledge that a minimum of two (2) years of audited financial information will be required to be filed with the Securities and Exchange commission within 60 days of the Closing date of this Agreement.

    2.11    No Material Adverse Changes.  Since September 30, 2002 there has not been:

                (i)  any material adverse change in the financial position of PowerHouse except changes arising in the ordinary course of business, which changes will in no event materially and adversely affect the financial position of PowerHouse;

                (ii)  any damage, destruction or loss materially affecting the assets, prospective business, operations or condition (financial or otherwise) of PowerHouse whether or not covered by insurance;

                (iii)  any declaration, setting aside or payment of any dividend or distribution with respect to any redemption or repurchase of PowerHouse capital interests;

                (iv)  any sale of an asset (other than in the ordinary course of business) or any mortgage or pledge by PowerHouse of any properties or assets; or

                (v)  adoption of any pension, profit sharing, retirement, stock bonus, stock option or similar plan or arrangement.

    2.12    Taxes.  PowerHouse has filed all material tax, governmental and/or related forms and reports (or extensions thereof) due or required to be filed and has paid or made adequate provisions for all taxes or assessments which had become due as of the Closing Date, and there are no deficiency notices outstanding. No extensions of time for the assessment of deficiencies for any year is in effect. No deficiency notice is proposed or, to the knowledge of the Major Shareholders after reasonable inquiry, threatened against PowerHouse. The tax returns of PowerHouse have never been audited.

    2.13    Compliance with Laws.  PowerHouse has complied with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its business which, if not complied with, would materially and adversely affect the business of PowerHouse.

    2.14    No Breach.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not:

                (i) violate any provision of the Articles of Incorporation or the Bylaws of PowerHouse;

                (ii) violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time, or both constitute) a default under any contract or other agreement to which PowerHouse is a party or by or to which it or any of its assets or properties may be bound or subject;

                (iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, PowerHouse or upon the properties or business of PowerHouse; or

                (iv) violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein which could have a material, adverse effect on the business or operations of PowerHouse.

    2.15    Actions and Proceedings.  PowerHouse is not a party to any material pending litigation or, to the knowledge of the Shareholders, after reasonable inquiry, any governmental investigation or proceeding not reflected in the PowerHouse

Financial Statements and, to their best knowledge, no material litigation, claims, assessments or non-governmental proceedings are threatened against PowerHouse except as set forth on Schedule 2.15 attached hereto and made a part hereof.

    2.16    Agreements.  Schedule 2.16 sets forth any material contract or arrangement to which PowerHouse is a party or by or to which it or its assets, properties or business are bound or subject, whether written or oral.

    2.17    Brokers or Finders.  No broker's or finder's fee will be payable by PowerHouse in connection with the transactions contemplated by this Agreement, nor will any such fee be incurred as a result of any actions by PowerHouse or any of its Shareholders.

    2.18    Real Estate.  Except as set forth on Schedule 2.18, PowerHouse owns no real property nor is a party to any leasehold agreement. All uses of the real property by PowerHouse or its subsidiaries conform in all material respects to all applicable building and zoning ordinances, laws and regulations.

    2.19    OSHA and Environmental Compliance. To the knowledge of the Majority Shareholders, PowerHouse has duly complied with, and its offices, real property, business, assets, leaseholds and equipment are in compliance in all material respects with, the provisions of the Federal Occupational Safety and Health Act, the Environmental Protection Act, and all other environmental laws. There have been no outstanding citations, notices or orders of non-compliance issued to PowerHouse or relating to its business, assets, property, leaseholders or equipment under such laws, rules or regulations.

    PowerHouse has been issued all required federal, state and local licenses, certificates or permits relating to all applicable environmental laws. There are no visible signs of releases, spills, discharges, leaks or disposal (collectively, referred to as "Releases") of hazardous substances at, upon, under or within the real property owned by PowerHouse. There are no underground storage tanks or polycholorinated biphenyls on the real property. To the best of the Majority Shareholders' knowledge, after reasonable inquiry, the real property has never been used as a treatment, storage or disposal facility of hazardous waste. To the best of the Majority Shareholders' knowledge, after reasonable inquiry, no hazardous substances are present on the real property or any premises leased by PowerHouse excepting such quantities as are handled in accordance with all applicable manufacturer's instructions and governmental regulations and in the proper storage containers and as are necessary for the operation of the commercial business of PowerHouse.

    2.20    Tangible Assets.  To the knowledge of the Majority Shareholders, PowerHouse has full title and interest in all machinery, equipment, furniture, leasehold improvements, fixtures, projects, owned or leased by PowerHouse, any related capitalized items or other tangible property material to the business of PowerHouse (the "Tangible Assets"). Other than as set forth in Schedule 2.20, PowerHouse holds all rights, title and interest in all the Tangible Assets owned by it on the Balance Sheet or acquired by it after the date on the Balance Sheet free and clear of all liens, pledges, mortgages, security interests, conditional sales contracts or any other encumbrances. All of the Tangible Assets are in good operating condition and repair and are usable in the ordinary course of business of PowerHouse and conform to all applicable laws, ordinances and government orders, rules and regulations relating to their construction and operation, except as set forth on Schedule 2.20 hereto.  PowerHouse has clear title to all of its fictional business names, trading names, registered and unregistered trademarks, service marks and applications (collectively, the "Marks") and Marks are included as Tangible Assets.

    2.21    Liabilities.  PowerHouse did not have any material direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, known or unknown, fixed or unfixed, liquidated or unliquidated, secured or unsecured, accrued or absolute, contingent or otherwise, including, without limitation, any liability on account of taxes, any governmental charge or lawsuit (all of the foregoing collectively defined to as "Liabilities"), which are not fully, fairly and adequately reflected on the Financial Statements (annual and interim), except for any specific Liabilities set forth on Schedule 2.21 attached hereto and made a part hereof. As of the date of Closing, PowerHouse will not have any Liabilities, other than Liabilities fully and adequately reflected on the Financial Statements except for Liabilities incurred in the ordinary course of business and as set forth in Schedule 2.21, and will not exceed $1,000 on the date of Closing. PowerHouse will be responsible for all legal fees incident to the merger/acquisition, commencing with preparation of this definitive corporate combination agreement, and not attributable to creditor compromise and/or share issuance associated with Agate activities pre-reverse. The reverse and any NASD/CUSIP liaison activities, plus any SEC filing requirements, commencing with the March 31, 2002 10KSB will be considered a cost of combination and attributable to the post-merger entity. The only legal fees which will not be incurred as ongoing corporate debt are those associated with debt compromise of pre-merger Agate creditors. Agate may issue up to 20,000 post-reverse S8 shares to counsel, which will be in excess of the 1,000,000 closing limit, to retire existing legal fees. Any fees due Dieterich & Associates not paid as a result of that issuance will carry forward. PowerHouse may assume up to $70,000 of Agate's existing debt at the election of Francis Khoo, the outgoing Chief Executive Officer.

    PowerHouse, in addition to paying for (or assuming) the Agate debt of $70,000, will pay the sum of $150,000 towards investment in the shares of a new corporation which has as its central asset the exclusive rights, via assignment from PowerHouse to develop and market the "Q" technology and any other intellectual property. For $150,000 in investment, PowerHouse would receive 5% of the then-existing equity and the exclusive marketing rights for the "Q" products. This equity investment will be made 45 days following the closing. PowerHouse will have six (6) months from the date of funding the $150,000 to buy the remaining equity (95%) for $4,000,000. To the best knowledge of the Shareholders, there is no circumstance, condition, event or arrangement which may hereafter give rise to any Liabilities not in the ordinary course of business.

    2.22    Access to Records.  The corporate financial records, minute books and other documents and records of PowerHouse have been made available to Agate prior to the Closing hereof.

    2.23    Operations of PowerHouse.  From the date of the Financial Statements through the date of Closing, PowerHouse has not and will not, outside of the ordinary course of business, have:

                (i)   incurred any indebtedness or borrowed money;

                (ii)  declared or paid any dividend or declared or made any distribution of any kind to any Shareholder, or made any direct or indirect redemption, retirement, purchase or other acquisition of any interests in its capital structure;

                (iii)  made any loan or advance to any Shareholder, officer, director, employee, consultant, agent or other representative or made any other loan or advance;

                (iv)  disposed of any assets of PowerHouse;

                (v)  materially increased the annual level of compensation of any executive employee of PowerHouse;

                (vi)  increased, terminated, amended or otherwise modified any plan for the benefit of employees of PowerHouse;

                (vii) issued any equity securities or rights to acquire such equity securities; or

                (viii)  entered into or modified any contract, agreement or transaction.

    2.24    Capitalization.  The authorized capital of PowerHouse consists of 1,500 shares of stock, common and no preferred, having no par value, of which 800 shares of common stock is issued and outstanding. PowerHouse is current with respect to all dividend obligations. PowerHouse has not granted, issued or agreed to grant, issue or make any warrants, options, subscription rights or any other commitments of any character relating to the issued or unissued shares of capital stock of PowerHouse.

    2.25    Full Disclosure.  No representation or warranty by PowerHouse or the Majority Shareholders in this Agreement or in any document or schedule to be delivered by them pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished by PowerHouse pursuant hereto or in connection with the negotiation, execution or performance of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any fact necessary to make any statement herein or therein not materially misleading or necessary to a complete and correct presentation of all material aspects of the business of PowerHouse, and/or the status of the PowerHouse Shares.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF AGATE

    Agate hereby represents and warrants as follows:

    3.1    Organization and Good Standing.  Agate is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. It has the corporate power to own its own property and to carry on its business as now being conducted and is duly qualified to do business in any jurisdiction where so required except where the failure to so qualify would have no material adverse effect on its business.

    3.2    Corporate Authority.  Agate has the corporate power to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby has been, or will be prior to the Closing Date, duly authorized by the Board of Directors of Agate and a majority of the Shareholders as required by Nevada law. The execution and performance of this Agreement will not constitute a material breach of any agreement, indenture, mortgage, license or other instrument or document to which Agate is a party and will not violate any judgment, decree, order, writ, rule, statute, or regulation applicable to Agate or its properties. The execution and performance of this Agreement will not violate or conflict with any provision of the Articles of Incorporation or by-laws of Agate.

    3.3    The Agate Shares.  At the Closing, the Agate Shares to be issued and delivered to the Shareholders hereunder will when so issued and delivered, constitute valid and legally issued shares of Agate Common Stock, fully paid and nonassessable.

    3.4    Financial Statement: Books and Records.  Attached as Exhibit 3.4 are the audited financial statements (balance sheet, income statement and Notes) of Agate for the fiscal year ended March 31, 2002 and unaudited financial statements for the quarter ended at September 30, 2002 (collectively the "Financial Statements"), all of which are on file with the U.S. Securities and Exchange Commission's EDGAR system, and an interim statement, dated August 10, 2002, for pre-merger purposes. The Financial Statements fairly represent the financial position of Agate as at such date and the results of their operations for the periods then ended. The Financial Statements were prepared in accordance with generally accepted accounting principles applied on a consistent basis with prior periods except as otherwise stated therein. The books of account and other financial records of Agate are in all respects complete and correct in all material respects and are maintained in accordance with good business and accounting practices.

    3.5    No Material Adverse Changes.  Except as described on Schedule 3.5, since September 30, 2002, there has not been:

                (i)  any material adverse changes in the financial position of Agate except changes arising in the ordinary course of business, which changes will in no event materially and adversely affect the financial position of Agate.

                (ii)  any damage, destruction or loss materially affecting the assets, prospective business, operations or condition (financial or otherwise) of Agate whether or not covered by insurance;

                (iii)  any declaration setting aside or payment of any dividend or distribution with respect to any redemption or repurchase of Agate capital stock, other than as agreed upon among the parties;

                (iv)  any sale of an asset (other than as described in (iii) above, or in the ordinary course of business) or any mortgage pledge by Agate of any properties or assets; or

                (v)  adoption or modification of any pension, profit sharing, retirement, stock bonus, stock option or similar plan or arrangement.

                (vi)  except in the ordinary course of business, incurred or assumed any indebtedness or liability, whether or not currently due and payable;

                (vii)  any loan or advance to any Shareholder, officer, director, employee, consultant, agent or other representative or made any other loan or advance otherwise than in the ordinary course of business;

                (viii) any material increase in the annual level of compensation of any executive employee of  Agate;

                (ix)  except in the ordinary course of business, entered into or modified any contract, agreement or transaction;

                (x)   issued any equity securities or rights to acquire equity securities, other than as set forth in Schedule 3.5, such that total issued and outstanding shares of the company will not exceed 1,000,000 shares as of the date of the exchange with PowerHouse.

    3.6    Taxes.  Agate has filed all tax, governmental and/or related forms and reports (or extensions thereof) due or required to be filed as of March 31, 2002.  Any liabilities for taxes, in the aggregate, will not exceed $1,000.

    3.7    Compliance with Laws.  Except as described on Schedule 3.7, Agate has complied with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its business, which, if not complied with, would materially and adversely affect the business of Agate.

    3.8    Actions and Proceedings.  Agate is not a party to any material pending litigation or, to its knowledge, any governmental proceedings are threatened against Agate.

    3.9    Periodic Reports.  Agate is a Section 12(g) reporting company and therefore must file periodic reports to be filed pursuant to the Securities Exchange Act of 1934, as amended, for purposes of trading on the OTC Bulletin Board. These reports are current as of the date of execution of this Agreement.

    3.10     Capitalization.  As of the Closing Date, there are approximately 550 shareholders of record that are the owners of 990,164 shares (post-reverse of 1-for-122), and cancellation of certain indebtedness for stock) of AgateCommon Stock, none of which owns in excess of 5% of the issued and outstanding shares, except as may be set forth on Schedule 3.10 attached, a shareholder list. Agate has 200,000,000 shares of common stock, par value $0.0001 per share authorized and 15,000,000 shares of Convertible Series A preferred stock, par value $0.0001. There are outstanding warrants, stock options, stock rights and other commitments as indicated on Schedule 3.10.

    3.11    Access to Records.  The corporate financial records, minute books, and other documents and records of Agate have been made available to PowerHouse prior to the Closing hereof.

    3.12    No Breach.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not:

                (i)  violate any provision of the Articles of Incorporation or By-Laws of Agate;

                (ii) violate, conflict with or result in the breach of any of the material terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which Agate is a party or by or to which it or any of its assets or properties may be bound or subject;

                (iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, Agate or upon the securities, properties or business to Agate; or

                (iv) violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein, which violation could have a material adverse effect on the business or operations of Agate.

    3.13    Brokers or Finders.  Other than 100,000 shares which will be issued at Closing, and are included in the 990,164 issued and outstanding, no broker's or finder's fee will be payable by Agate in connection with the transactions contemplated by this Agreement, nor will any such fee be incurred as a result of any actions of Agate.

    3.14    Corporate Authority.  Agate has the corporate power to enter into this Agreement and to perform its respective obligations hereunder. The execution and delivery of this Agreement and the consummation of the transaction contemplated hereby have been duly authorized by the Board of Directors and a majority of the Shareholders of Agate. The execution and performance of this Agreement will not constitute a material breach of any agreement, indenture, mortgage, license or other instrument or document to which Agate is a party and will not violate any judgment, decree, order, writ, rule, statute, or regulation applicable to Agate or its properties. The execution and performance of this Agreement will not violate or conflict with any provision of the Certificate of Incorporation or by-laws of Agate.

    3.15    Full Disclosure.  No representation or warranty by Agate in this Agreement or in any document or schedule to be delivered by them pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished by Agate pursuant hereto or in connection with the negotiation, execution or performance of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any fact necessary to make any statement herein or therein not materially misleading or necessary to complete and correct presentation of all material aspects of the business of Agate.

    3.16    No Claims Outstanding.  Agate represents that it is not subject to any claims, litigation, or other charges against its assets, has no real estate or real estate holdings, has no employees, one officer and two directors, serving without pay, and therefore there can be no OSHA or other personnel claims outstanding or potentially assertable against the company. Furthermore, there have been no material changes in the company's position, and the company has conducted no other business, since September 30, 2002, other than as set forth on Schedule 3.16, indicating a description of activities since recapitalization of the corporation.

    3.17    Securities Issuances.  Agate represents that all of the existing and outstanding shares were lawfully issued and are dutifully accounted for in the financial statements and with the company's transfer agent.

SECTION 4. CONDITIONS PRECEDENT

    4.1    Conditions Precedent to the Obligation of PowerHouse Shareholders. All obligations of the shareholders under this Agreement are subject to the fulfillment, prior to or as of the Closing Date, as indicated below, of each of the following conditions:

                (a)  The representations and warranties by or on behalf of Agate contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of Closing Date as though such representations and warranties were made at and as of such time.

                (b)  Agate shall have performed and complied in all material respects, with all covenants, agreements, and conditions set forth in, and shall have executed and delivered all documents required by this Agreement to be performed or complied with or executed and delivered by them prior to or at the Closing.

                (c)  On or before the Closing, the Board of Directors and a majority of the shareholders of Agate shall have approved, in accordance with Nevada law, the execution, delivery and performance of this Agreement and the consummation of the transaction contemplated herein and authorized all of the necessary and proper action to enable Agate to comply with the terms of the Agreement.

                (d)  Agate shall have sufficient shares of Agate Common Stock authorized but unissued to complete the Exchange.

                (e)  All instruments and documents delivered to PowerHouse and the Shareholders pursuant to provisions hereof shall be reasonably satisfactory to legal counsel for PowerHouse.

                (f)  Agate shall have no more than 1,000,000 shares of common stock outstanding (and no preferred stock) on the date of Closing, prior to the issuance of any shares to PowerHouse shareholders. Agate will issue shares as necessary to compensate all intermediaries, creditors, consultants, financial advisors and the like, so that no claims exist against the merged entity upon closing for any form of brokerage or consulting fees resulting from this corporate combination. Agate may issue up to 100,000 warrants to purchase common stock, having an exercise price of $2.50 per share, with an exercise period of 3 years from the date of Closing, which shall be utilized to satisfy certain commission commitments.

                (g)  Agate shall have compromised its existing creditors and/or other claimants or liabilities such that no more than $70,000 in liabilities are outstanding.

                (h) Agate will, prior to the corporate combination, assign to one or both of its existing subsidiaries a portion of the business currently conducted with respect to the "Q" drive and/or flash card portable USB accessible storage media and positions in certain licensing agreements. These subsidiaries may have shares of Agate common stock issued to them in exchange for assumption of certain debts, which shares are included within the maximum of 1,000,000 shares outstanding prior to merger of acquisition. The intellectual property that is the underlying basis for the "Q" technology will remain in Agate.

                (i)  Agate's board of directors will appoint at least 3 individuals designated by PowerHouse to assume open director seats to be filled upon closing (or earlier at the election of the appointed directors).

    4.2    Conditions Precedent to the Obligations of Agate and Agate Shareholders.  All obligations of Agate under this Agreement are subject to the fulfillment, prior to or at Closing, of each of the following conditions:

                (a)  The representations and warranties by PowerHouse through its Majority Shareholders, contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of the Closing as though such representations and warranties were made at and as of such time;

                (b)  PowerHouse and its Shareholders shall have performed and complied with, in all material respects, with all covenants, agreements, and conditions set forth in, and shall have executed and delivered all documents required by this Agreement to be performed or complied or executed and delivered by them prior to or at the Closing;

                (c)  PowerHouse will provide audited financial statements for its previous two years and current stub period, to allow for the filing of updated information with the SEC in a timely manner: within 60 days of the Closing.

SECTION 5.     COVENANTS

    5.1    Corporate Examinations and Investigations.  Prior to the Closing Date, the parties acknowledge that they have been entitled, through their employees and representatives, to make such investigation of the assets, properties, business and operations, books, records and financial condition of the other as they each may reasonably require. No investigations, by a party hereto shall, however, diminish or waive any of the representations, warranties, covenants or agreements of the party under this Agreement.

    5.2    Further Assurances.  The parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Each such party shall use its best efforts to fulfill or obtain the fulfillment of the conditions to the Closing, including, without limitation, the execution and delivery of any documents or other papers, the execution and delivery of which are necessary or appropriate to the Closing.

    5.3    Confidentiality.  In the event the transactions contemplated by this Agreement are not consummated, Agate, PowerHouse and the Shareholders agree to keep confidential any information disclosed to each other in connection therewith for a period of one (1) year from the date hereof; provided, however, such obligation shall not apply to information which:

                (i)  at the time of the disclosure was public knowledge;

            (ii)  after the time of disclosure becomes public knowledge (except due to the action of the receiving party); or

                (iii)  the receiving party had within its possession at the time of disclosure; or

                (iv)  is ordered disclosed by a Court of proper jurisdiction.

SECTION 6.     SURVIVAL OF REPRESENTATIONS AND WARRANTIES

    Notwithstanding any right of either party to investigate the affairs of the other party and its Shareholders, each party has the right to rely fully upon representations, warranties, covenants and agreements of the other party and its Shareholders contained in this Agreement or in any document delivered to one by the other or any of their representatives, in connection with the transactions contemplated by this Agreement. All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the closing hereunder for one year following the Closing.

SECTION 7.     INDEMNIFICATION

    For a period of one (1) year from the Closing, the Majority Shareholders of PowerHouse agree to indemnify and hold harmless Agate, its officers, directors and principal shareholders, and Agate agrees to indemnify and hold harmless the PowerHouse Shareholders, at all times up to one (1) year after the date of this Agreement against and in respect of any liability, damage, or deficiency, all actions, suits, proceedings, demands, assessments, judgments, costs and expenses, including attorneys' fees, incident to any of the foregoing, resulting from any material misrepresentation made by any indemnifying party to an indemnified party, an indemnifying party's breach of a covenant or warranty or an indemnifying party's nonfulfillment of any agreement hereunder, or from any material misrepresentation or omission from any certificate, financial statement or tax return furnished or to be furnished hereunder for any period up to and including 120 days after execution of this Agreement.

    If the indemnified party receives written notice of the commencement of any legal action, suit or proceeding with respect to which the indemnifying party is or may be obligated to provide indemnification pursuant to this Section, the indemnified party shall, within 30 days of the receipt of such written notice, give the indemnifying party written notice thereof (a "Claim Notice"). Failure to give such Claim Notice within such 30 day period shall not constitute a waiver by the indemnified party or its rights to indemnity hereunder with respect to such action, suit or proceeding unless the defense thereof is prejudiced thereby. Upon receipt by the indemnifying party of a Claim Notice from the indemnified party with respect to any claim for indemnification which is based upon a claim made by a third party ("Third Party Claim"), the indemnifying party may assume the defense of the Third Party Claim with counsel of its own choosing, as described below. The indemnified party shall cooperate in the defense of the Third Party Claim and shall furnish such records, information and testimony and attend all such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably required in connection therewith. The indemnified party shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless the indemnifying party shall not have with reasonable promptness employed counsel to assume the defense of the Third Party Claim, in which event such fees and expenses shall be borne solely by the indemnifying party. The indemnifying party shall not satisfy or settle any Third Party Claim for which indemnification has been sought and is available hereunder, without the prior written consent of the indemnified party, which consent shall not be delayed or which shall not be required if the indemnified party is granted a release in connection therewith. If the indemnifying party shall fail with reasonable promptness to defend such Third Party Claim, the indemnified party may defend, satisfy or settle the Third Party Claim at the expense of the indemnifying party and the indemnifying party shall pay to the indemnified party the amount of such Loss within ten days after written demand thereof. The indemnification provisions hereof shall survive the termination of this Agreement.

SECTION 8. DOCUMENTS AT CLOSING AND THE CLOSING

    8.1    Documents at Closing. At the Closing, the following transactions shall occur, all of such transactions being deemed to occur simultaneously:

                (a)  PowerHouse will deliver, or will cause to be delivered, to Agate the following:

                        (i)  a certificate executed by the President and Secretary of PowerHouse to the effect that all representations and warranties made by PowerHouse under this Agreement are true and correct as of the Closing, the same as though originally given to Agate on said date;

                        (ii)  a certificate from Delaware dated at or about the Closing to the effect that PowerHouse is in good standing under the laws of said State;

                        (iii)  PowerHouse and its Shareholders shall deliver an opinion of its legal counsel, limited as to any portion of the opinion as to an aspect of the agreement governed by the application of Delaware law, to Agate to the effect that:

                                (a)  PowerHouse is a corporation validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business in any jurisdiction where so required except where the failure to so qualify would have no material adverse impact on the company;

                                (b)  PowerHouse has the corporate power to carry on its business as now being conducted; and

                        (c)  This Agreement has been duly authorized, executed and delivered by the Majority Shareholders of PowerHouse.

                        (v)  Certificates representing those shares of PowerHouse to be exchanged for Agate Shares will be delivered, along with duly executed powers transferring such certificates to Agate.

                        (vi)  all other items, the delivery of which is a condition precedent to the obligations of Agate, as set forth in Section 4.

                (b)  Agate will deliver or cause to be delivered to PowerHouse and the PowerHouse Shareholders:

                        (i)  a certificate from Agate executed by the President or Secretary of Agate, to the effect that all representations and warranties of Agate made under this Agreement are true and correct as of the Closing, the same as though originally given to PowerHouse on said date;

                        (ii)  certified copies of resolutions by Agate Board of Directors authorizing this transaction; and an opinion of Agate counsel as described in Section 4 above;

                        (iii)  certificates from the Delaware Secretary of State dated at or about the Closing Date that Agate is in good standing under the laws of said State;

                        (iv)  an opinion of counsel, limited as to any portion of the opinion that applies to an aspect governed by the application of Delaware law, dated as of the Closing to the effect that:

                                (1)  Agate is a corporation validly existing and in good standing under the laws of the State of Delaware;

                                (2)  This Agreement has been duly authorized executed and delivered by Agate and is a valid and binding obligation of Agate enforceable in accordance with its terms;

                                (3)  Agate, through its Board of Directors and its shareholders, has taken all corporate action necessary for performance under this Agreement;

                                (4)  The documents executed and delivered to PowerHouse and the PowerHouse Shareholders hereunder are valid and binding in accordance with their terms;

                                (5) The shares of Agate Shares to be issued pursuant to Section 1.1 hereof, when issued, will be duly and validly issued, fully paid and non-assessable; and

                                (6) Agate has the corporate power to execute the Agreement, deliver the Shares and perform under this Agreement.

                                                (vi)  resignation of all officers and all but one of the directors;

                        (vii)  consent of Francis Khoo, the sole director and majority shareholder, designating Jay Elliot, Greg Duffell and Stewart Bell to fill the vacancies created by the resignation of the former directors of Agate, and simultaneous resignation of Khoo and Ooi as directors.

                        (viii)  all other items, the delivery of which is a condition precedent to the obligations of PowerHouse,

as set forth in Section 4 hereof.

    8.2    The Closing.  The Closing shall take place at the time or place as may be agreed upon by the parties hereto. At the Closing, the parties shall provide each other with such documents as may be necessary.

SECTION 9.     MISCELLANEOUS

    9. 1    Waivers.  The waiver of a breach of this Agreement or the failure of any party hereto to exercise any right under this Agreement shall in no way constitute waiver as to future breach whether similar or dissimilar in nature or as to the exercise of any further right under this Agreement.

    9.2    Amendment.  This Agreement may be amended or modified only by an instrument of equal formality signed by the parties or the duly authorized representatives of the respective parties.

    9.3    Assignment.  This Agreement is not assignable except by operation of law.

    9.4    Notice.  Until otherwise specified in writing, the mailing addresses and fax numbers of the parties of this Agreement shall be as follows:

              To:   Agate:

                                        Francis Khoo, Chairman/CEO

                                        Agate Technologies, Inc.

                                        11300 West Olympic Boulevard, Suite 800

                                        Los Angeles, California 92660

                with copy to:

                                        Christopher Dieterich

                                        Dieterich & Associates

                                        11300 West Olympic Boulevard, Suite 800

                                        Los Angeles, California 90064

                                        Fax: (310) 312-6680

             To: PowerHouse:

                                        Greg Duffell

                                        PowerHouse Studios, Inc.

                                        9916 South Santa Monica Blvd

                                        Beverly Hills, California 90212

                              Fax: (310) 388-1315

    Any notice or statement given under this Agreement shall be deemed to have been given if sent by registered mail addressed to the other party at the address indicated above or at such other address which shall have been furnished in writing to the addressor.

    9.5    Governing Law.  This Agreement shall be construed, and the legal relations between the parties determined, in accordance with the laws of the State of Delaware, thereby precluding any choice of law rules which may direct the application of the laws of any other jurisdiction.

    9.6    Publicity.  No publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be issued by either party hereto at any time from the signing hereof without advance approval in writing of the form and substance by the other party.

    9.7    Entire Agreement.  This Agreement (including the Exhibits and Schedules to be attached hereto) and the collateral agreements executed in connection with the consummation of the transactions contemplated herein contain the entire agreement among the parties with respect to the exchange and issuance of the Shares and related transactions, and supersede all prior agreements, written or oral, with respect thereto.

    9.8    Headings.  The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

    9.9    Severability of Provisions.  The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or provision of this Agreement shall in no way affect the validity or enforcement of any other provision or any part thereof.

    9.10    Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed, shall constitute an original copy hereof, but all of which together shall consider but one and the same document.

    9.11    Binding Effect.  This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.

    9.12    Tax Treatment.  Agate, PowerHouse and the Majority Shareholders acknowledge that they each have been represented by their own tax advisors in connection with this transaction; that none of them has made a representation or warranty to any of the other parties with respect to the tax treatment accorded this transaction, or the effect individually or corporately on any party under the applicable tax laws, regulations, or interpretations; and that no opinion of counsel or private revenue ruling has been obtained with respect to the effects of this transaction under the Code.

    9.13    Press Releases. The parties will mutually agree as to the wording and timing of any informational releases concerning this transaction prior to and through Closing.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                                                                                                                                Agate Technologies, Inc.

                                                                                                                                a Delaware corporation

                                                                                                                                  By: /s/ Francis Khoo

                                                                                                                                          Francis Khoo, Chairman/CEO

                                                                                                                                 PowerHouse Studios Inc.

                                                                                                                                 a Delaware corporation

                                                                                                                                  By: /s/ Jay Elliot

                                                                                                                                         Jay Elliot, CEO

EXHIBIT "A"

LIST OF POWERHOUSE SHAREHOLDERS

Name of Shareholder of PowerHouse	Approximate Percentage of Holding	Number of Shares of PowerHouse Held	Number of Shares of Agate Common Stock to be Issued
MayFair Capital Group Limited	67.5	540	5,400,000
HealthCare Direct, Inc.	22.5	180	1,800,000
First Person Software, Inc.	1.25	10	100,000
Gregory A. Duffell	5.0	40	400,000
Jay Elliot	3.125	25	250,000
Andrew Chan	.625	5	50,000
All Shareholders	100	800	8,000,000

EXHIBITS

SCHEDULES

PowerHouse Schedules

 2.3    Exceptions to free and clear ownership of Shares: NONE

 2.9    PowerHouse Consents.

2.10    PowerHouse Financial Statements: Audited through December 31, 2001, and unaudited through September 30, 2002;

2.15    Claims, Litigation, Government actions pending: See List attached: NONE

2.16    PowerHouse Significant contracts:

2.18    PowerHouse List of Real Estate Owned and List of Leases

2.20    PowerHouse List of exceptions to the Tangible Assets on balance sheets:

2.22    PowerHouse List of undisclosed Liabilities: NONE

2.24    PowerHouse Warrants, Options and preferred interests currently in existence: NONE

Agate Schedules

 3.4    Agate Financial Statements

 3.5    List of material adverse changes

3.10    List of shareholders from Transfer Agent

3.16    Activities of Agate in previous 3 years